November 13, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0609

Re: First Reliance Bancshares, Inc. (the "Issuer")

Ladies and Gentlemen:

This cover letter is submitted to comply with the written statement requirement of 18 U.S.C. Section 1350.

The undersigned, who are the chief executive officer and the chief financial officer of the Issuer, each hereby certify that to the best of his knowledge the accompanying Form 10-QSB of the Issuer fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

                               Very truly yours,



                               s/F. R. Saunders, Jr.
                               -------------------------------------------------
                               F. R. Saunders, Jr.
                               President and Chief Executive Officer


                               s/Jeffrey A. Paolucci
                               -------------------------------------------------
                               Jeffrey A. Paolucci
                               Chief Financial Officer and Senior Vice President